Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Third Quarter 2019 Results

Third Quarter 2019 Key Performance Indicators

•	Earnings per share ("EPS") increased 32% year-over-year to $1.57.

◦	Net Income increased 23% year-over-year to $132 million.

•	EPS Prior to Amortization of Intangible Assets** increased 30% year-over-year to $1.71.

•	Total Brokerage and Advisory Assets increased 6% year-over-year to $719 billion.

•	Total organic net new assets(1) were an inflow of $7.0 billion, translating to a 4.0% annualized growth rate.

◦	Prior to the impact of a hybrid firm that formed its own broker-dealer and departed, total organic net new assets were an inflow of $8.0 billion, translating to an annualized growth rate of 4.5%.

◦	Organic net new advisory assets were an inflow of $8.2 billion, translating to a 10.0% annualized growth rate.

◦	Organic net new brokerage assets were an outflow of $1.2 billion, translating to a (1.2)% annualized growth rate.

◦	Recruited Assets(2) were $8.7 billion, contributing to a trailing twelve-month total of $32.9 billion.

◦	Advisor count was 16,349, up 188 sequentially, and year-to-date production retention rate was 96.3%.

•	The Company closed its acquisition of Allen & Company*, which added $2.9 billion of total brokerage and advisory assets.

◦	The Company expects to onboard the assets from Allen & Company onto its platform by the end of 2019.

◦	The Company also retained 100% of the 36 Allen & Company advisors.

•	Total client cash balances were $31.2 billion, up $1.1 billion or 4% sequentially.

•	Gross Profit** increased 10% year-over-year to $543 million.

•	EBITDA** increased 15% year-over-year to $250 million.

◦	EBITDA** as a percentage of Gross Profit** was 46%, up from 44% a year ago.

◦	Core G&A** increased 3% year-over-year to $215 million, up 2% sequentially. This included $1 million of onboarding and operating expense related to Allen & Company.

•	Shareholder capital returns were $151 million, translating to $1.80 per share.

◦	Share repurchases were $130 million for 1.7 million shares at an average purchase price of $78.09.

◦	Weighted average fully diluted share count was 83.8 million, down 7% year-over-year.

◦	Dividends were $20 million.

•	Cash available for corporate use was $227 million.

•	Credit Agreement Net Leverage Ratio(3) was 2.00x, in line with the prior quarter.

Key Updates

•	Closed the acquisition of Allen & Company on August 1, 2019, which added $2.9 billion in total brokerage and advisory assets and 36 advisors.

•	Lowered top end of 2019 Core G&A** outlook range by $5 million, resulting in an updated range of $860 to $870 million.

•	Completed $130 million of share repurchases in the third quarter.

SAN DIEGO - October 24, 2019 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its third quarter ended September 30, 2019, reporting net income of $132 million, or $1.57 per share. This compares with $107 million, or $1.19 per share, in the third quarter of 2018 and $146 million, or $1.71 per share, in the prior quarter.

“Our focus on our strategy positioned us to drive continued business and financial growth in the third quarter,” said Dan Arnold, president and CEO. “Strength in advisor recruiting and retention drove $7 billion of organic net new assets, which translates to a 4% annualized growth rate. We also closed our acquisition of Allen & Company, and are excited that their advisors have joined our team. Looking forward, we are focused on helping our advisors continue to win in the marketplace by delivering differentiated capabilities, an industry-leading service experience, and next generation wealth management solutions.”

“In Q3, we continued to grow assets, gross profit, and earnings per share as we work to create long-term shareholder value,” said Matt Audette, CFO. “To support these outcomes, we actively deployed capital. We invested for organic growth across recruiting and technology, completed the acquisition of Allen & Company, and returned capital to shareholders through share repurchases and dividends. We believe our business and financial strength position us well to continue to deploy capital to drive growth and create long-term shareholder value.”

Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on November 21, 2019 to all stockholders of record as of November 7, 2019.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, October 24. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 3882976, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until October 31 and November 14, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 3882976.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker-dealer+. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow their practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

+Based on total revenues, Financial Planning magazine June 1996-2019.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
*Allen & Company of Florida, LLC (“Allen & Company”)

**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of amortization of intangible assets. The per share impact is calculated as amortization of intangible assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 35 on page 20 of this release.
Gross Profit is calculated as net revenues, which were $1,416 million for the three months ended September 30, 2019, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $857 million and $16 million, respectively, for the three months ended September 30, 2019. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s Gross Profit amounts do not include any depreciation and amortization expense, the Company considers its Gross Profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,206 million for the three months ended September 30, 2019, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 8 on page 18 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest and other expense, income tax expense, depreciation and amortization and amortization of intangible assets. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization, amortization of Intangible assets, and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies. For a reconciliation of Credit Agreement EBITDA to Net Income, please see footnote 24 on page 19 of this release.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2019 Core G&A** outlook), the onboarding of assets of Allen & Company, future capabilities and solutions, future advisor service experience, future capital deployment and long-term shareholder value, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of October 24, 2019. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's client cash programs; the Company's strategy and success in managing client cash program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations and the implementation of Regulation BI (Best Interest); the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves; changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives, acquisitions and programs, and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2018 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
REVENUES
Commission	$474,993	$486,875	(2%)	$1,415,487	$1,449,771	(2%)
Advisory	514,363	458,087	12%	1,449,610	1,319,391	10%
Asset-based	292,140	248,895	17%	877,054	706,834	24%
Transaction and fee	121,222	118,941	2%	362,037	352,045	3%
Interest income, net of interest expense	11,531	10,512	10%	35,542	28,426	25%
Other	1,276	7,687	n/m	37,231	14,891	n/m
Total net revenues	1,415,525	1,330,997	6%	4,176,961	3,871,358	8%
EXPENSES
Commission and advisory	856,635	821,950	4%	2,494,355	2,384,266	5%
Compensation and benefits	138,300	128,007	8%	407,000	373,884	9%
Promotional	61,715	52,628	17%	154,487	163,462	(5%)
Depreciation and amortization	24,062	22,838	5%	70,116	65,759	7%
Amortization of intangible assets	16,286	15,676	4%	48,703	44,580	9%
Occupancy and equipment	34,417	30,308	14%	100,843	84,848	19%
Professional services	17,666	23,129	(24%)	56,115	61,223	(8%)
Brokerage, clearing and exchange	16,380	15,844	3%	48,518	47,154	3%
Communications and data processing	12,535	12,334	2%	37,394	34,546	8%
Other	27,599	29,219	(6%)	83,977	88,175	(5%)
Total operating expenses	1,205,595	1,151,933	5%	3,501,508	3,347,897	5%
Non-operating interest expense and other	31,944	31,705	1%	98,617	93,267	6%
INCOME BEFORE PROVISION FOR INCOME TAXES	177,986	147,359	21%	576,836	430,194	34%
PROVISION FOR INCOME TAXES	46,272	40,494	14%	143,632	111,033	29%
NET INCOME	$131,714	$106,865	23%	$433,204	$319,161	36%
EARNINGS PER SHARE
Earnings per share, basic	$1.61	$1.22	32%	$5.20	$3.59	45%
Earnings per share, diluted	$1.57	$1.19	32%	$5.07	$3.49	45%
Weighted-average shares outstanding, basic	81,833	87,426	(6%)	83,315	88,841	(6%)
Weighted-average shares outstanding, diluted	83,844	89,878	(7%)	85,421	91,447	(7%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q3 2019	Q2 2019	Q1 2019
REVENUES
Commission	$474,993	$479,135	$461,359
Advisory	514,363	481,309	453,938
Asset-based	292,140	288,551	296,363
Transaction and fee	121,222	118,335	122,480
Interest income, net of interest expense	11,531	11,690	12,321
Other	1,276	10,737	25,218
Total net revenues	1,415,525	1,389,757	1,371,679
EXPENSES
Commission and advisory	856,635	838,022	799,698
Compensation and benefits	138,300	131,788	136,912
Promotional	61,715	41,423	51,349
Depreciation and amortization	24,062	22,584	23,470
Amortization of intangible assets	16,286	16,249	16,168
Occupancy and equipment	34,417	33,320	33,106
Professional services	17,666	18,837	19,612
Brokerage, clearing and exchange expense	16,380	15,994	16,144
Communications and data processing	12,535	12,532	12,327
Other	27,599	29,975	26,403
Total operating expenses	1,205,595	1,160,724	1,135,189
Non-operating interest expense and other	31,944	33,957	32,716
INCOME BEFORE PROVISION FOR INCOME TAXES	177,986	195,076	203,774
PROVISION FOR INCOME TAXES	46,272	48,984	48,376
NET INCOME	$131,714	$146,092	$155,398
EARNINGS PER SHARE
Earnings per share, basic	$1.61	$1.75	$1.84
Earnings per share, diluted	$1.57	$1.71	$1.79
Weighted-average shares outstanding, basic	81,833	83,247	84,487
Weighted-average shares outstanding, diluted	83,844	85,350	86,742

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	September 30, 2019	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$929,536	$403,813	$511,096
Cash segregated under federal and other regulations	526,741	708,613	985,195
Restricted cash	52,406	48,906	65,828
Receivables from:
Clients, net of allowance	418,976	462,327	412,944
Product sponsors, broker-dealers, and clearing organizations	171,151	176,323	166,793
Advisor loans, net of allowance	397,653	355,077	298,821
Others, net of allowance	268,262	263,246	248,711
Securities owned:
Trading — at fair value	32,774	29,422	29,267
Held-to-maturity — at amortized cost	13,043	11,771	13,001
Securities borrowed	10,231	7,246	4,829
Fixed assets, net of accumulated depreciation and amortization	504,410	485,571	461,418
Operating lease assets	104,305	105,390	—
Goodwill	1,502,679	1,490,247	1,490,247
Intangible assets, net of accumulated amortization	456,469	451,945	484,171
Other assets	351,912	364,059	305,147
Total assets	$5,740,548	$5,363,956	$5,477,468
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$141,423	$184,361	$225,034
Payables to clients	1,119,575	760,120	950,946
Payables to broker-dealers and clearing organizations	85,341	57,665	76,180
Accrued commission and advisory expenses payable	162,104	152,697	164,211
Accounts payable and accrued liabilities	487,399	439,679	478,644
Income taxes payable	7,146	13,220	32,990
Unearned revenue	85,003	94,579	80,524
Securities sold, but not yet purchased — at fair value	206	82	169
Long-term borrowing, net of unamortized debt issuance cost	2,360,218	2,363,441	2,371,808
Operating lease liabilities	144,194	145,602	—
Finance lease liabilities	107,184	107,084	—
Leasehold financing and capital lease obligations	—	—	104,564
Deferred income taxes, net	20,805	20,309	18,325
Total liabilities	4,720,598	4,338,839	4,503,395
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 126,186,912 shares issued at September 30, 2019	126	126	125
Additional paid-in capital	1,687,021	1,673,155	1,634,337
Treasury stock, at cost — 44,858,459 shares at September 30, 2019	(2,114,814)	(1,984,223)	(1,730,535)
Retained earnings	1,447,617	1,336,059	1,070,146
Total stockholders’ equity	1,019,950	1,025,117	974,073
Total liabilities and stockholders’ equity	$5,740,548	$5,363,956	$5,477,468

LPL Financial Holdings Inc.
Management's Statements of Operations(4)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 8-16 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q3 2019	Q2 2019	% Change	Q3 2018	% Change
Gross Profit(4)
Sales-based commissions	$194,342	$203,531	(5%)	$193,545	—%
Trailing commissions	280,651	275,604	2%	293,330	(4%)
Advisory	514,363	481,309	7%	458,087	12%
Commission and advisory fees	989,356	960,444	3%	944,962	5%
Production based payout(5)	(857,384)	(831,178)	3%	(817,211)	5%
Commission and advisory fees, net of payout	131,972	129,266	2%	127,751	3%
Client cash	162,517	161,815	—%	127,174	28%
Other asset-based(6)	129,623	126,736	2%	121,721	6%
Transaction and fee	121,222	118,335	2%	118,941	2%
Interest income and other, net(7)	13,556	15,583	(13%)	13,460	1%
Total net commission and advisory fees and attachment revenue	558,890	551,735	1%	509,047	10%
Brokerage, clearing, and exchange expense	(16,380)	(15,994)	2%	(15,844)	3%
Gross Profit(4)	542,510	535,741	1%	493,203	10%

G&A Expense
Core G&A(8)	215,198	210,514	2%	209,244	3%
Regulatory charges	7,905	8,632	n/m	7,421	n/m
Promotional	61,715	41,423	49%	52,628	17%
Employee share-based compensation	7,414	7,306	1%	6,332	17%
Total G&A	292,232	267,875	9%	275,625	6%
EBITDA(4)	250,278	267,866	(7%)	217,578	15%
Depreciation and amortization	24,062	22,584	7%	22,838	5%
Amortization of intangible assets	16,286	16,249	—%	15,676	4%
Non-operating interest expense and other	31,944	33,957	(6%)	31,705	1%
INCOME BEFORE PROVISION FOR INCOME TAXES	177,986	195,076	(9%)	147,359	21%
PROVISION FOR INCOME TAXES	46,272	48,984	(6%)	40,494	14%
NET INCOME	$131,714	$146,092	(10%)	$106,865	23%
Earnings per share, diluted	$1.57	$1.71	(8%)	$1.19	32%
Weighted-average shares outstanding, diluted	83,844	85,350	(2%)	89,878	(7%)
EPS Prior to Amortization of Intangible Assets(4)(35)	$1.71	$1.85	(8%)	$1.32	30%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (4)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q3 2019	Q2 2019	Q1 2019
Gross Profit(4)
Sales-based commissions	$194,342	$203,531	$190,999
Trailing commissions	280,651	275,604	270,360
Advisory	514,363	481,309	453,938
Commission and advisory fees	989,356	960,444	915,297
Production based payout(5)	(857,384)	(831,178)	(777,889)
Commission and advisory fees, net of payout	131,972	129,266	137,408
Client cash	162,517	161,815	173,139
Other asset-based(6)	129,623	126,736	123,224
Transaction and fee	121,222	118,335	122,480
Interest income and other, net (7)	13,556	15,583	15,730
Total net commission and advisory fees and attachment revenue	558,890	551,735	571,981
Brokerage, clearing, and exchange expense	(16,380)	(15,994)	(16,144)
Gross Profit(4)	542,510	535,741	555,837

G&A Expense
Core G&A(8)	215,198	210,514	212,520
Regulatory charges	7,905	8,632	7,873
Promotional	61,715	41,423	51,349
Employee share-based compensation	7,414	7,306	7,967
Total G&A	292,232	267,875	279,709
EBITDA(4)	250,278	267,866	276,128
Depreciation and amortization	24,062	22,584	23,470
Amortization of intangible assets	16,286	16,249	16,168
Non-operating interest expense and other	31,944	33,957	32,716
INCOME BEFORE PROVISION FOR INCOME TAXES	177,986	195,076	203,774
PROVISION FOR INCOME TAXES	46,272	48,984	48,376
NET INCOME	$131,714	$146,092	$155,398
Earnings per share, diluted	$1.57	$1.71	$1.79
Weighted-average shares outstanding, diluted	83,844	85,350	86,742
EPS Prior to Amortization of Intangible Assets(4)(35)	$1.71	$1.85	$1.93

LPL Financial Holdings Inc.
Operating Measures(4)
(Dollars in billions, except where noted) (Unaudited)

	Q3 2019	Q2 2019	Change	Q3 2018	Change
Market Drivers
S&P 500 Index (end of period)	2,977	2,942	1%	2,914	2%
Fed Funds Daily Effective Rate (FFER) (average bps)	220	240	(20bps)	192	28bps

Assets
Advisory Assets(9)	$338.0	$327.3	3%	$306.1	10%
Brokerage Assets(10)	381.3	378.7	1%	374.9	2%
Total Brokerage and Advisory Assets	$719.3	$706.0	2%	$681.0	6%
Advisory % of Total Brokerage and Advisory Assets	47.0%	46.4%	60bps	44.9%	210bps

Assets Prior to Allen & Co.
Advisory Assets	$337.0	$327.3	3%	$306.1	10%
Brokerage Assets	379.5	378.7	—%	374.9	1%
Total Brokerage and Advisory Assets	$716.5	$706.0	1%	$681.0	5%
Advisory % of Total Brokerage and Advisory Assets	47.0%	46.4%	60bps	44.9%	210bps

Assets by Platform
Corporate Platform Advisory Assets(11)	$209.4	$201.9	4%	$184.8	13%
Hybrid Platform Advisory Assets(12)	128.6	125.4	3%	121.3	6%
Brokerage Assets	381.3	378.7	1%	374.9	2%
Total Brokerage and Advisory Assets	$719.3	$706.0	2%	$681.0	6%

Centrally Managed Assets
Centrally Managed Assets(13)	$47.8	$45.7	5%	$40.8	17%
Centrally Managed % of Total Advisory Assets	14.1%	14.0%	10bps	13.3%	80bps

LPL Financial Holdings Inc.
Operating Measures(4)
(Dollars in billions, except where noted) (Unaudited)

	Q3 2019	Q2 2019	Change	Q3 2018	Change
Net New Assets (NNA)
Net New Advisory Assets(14)	$9.2	$6.6	n/m	$5.1	n/m
Net New Brokerage Assets(15)	0.6	(2.6)	n/m	(0.8)	n/m
Total Net New Assets	$9.9	$4.0	n/m	$4.4	n/m

Net New Assets (NNA) Prior to Allen & Co.
Net New Advisory Assets	$8.2	$6.6	n/m	$5.1	n/m
Net New Brokerage Assets	(1.2)	(2.6)	n/m	(0.8)	n/m
Total Net New Assets	$7.0	$4.0	n/m	$4.4	n/m

Net Brokerage to Advisory Conversions(16)	$1.7	$1.8	n/m	$1.7	n/m
Advisory NNA Annualized Growth Prior to Allen & Co. (17)	10.0%	8.4%	n/m	7.0%	n/m
Total NNA Annualized Growth, Prior to Allen & Co.(17)	4.0%	2.3%	n/m	2.7%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(18)	$6.6	$5.1	n/m	$5.9	n/m
Hybrid Platform Net New Advisory Assets(19)	2.6	1.4	n/m	(0.8)	n/m
Total Net New Advisory Assets	$9.2	$6.6	n/m	$5.1	n/m
Centrally Managed Net New Advisory Assets(20)	$1.9	$1.2	n/m	$1.8	n/m

Client Cash Balances
Insured Cash Account Balances	$22.2	$21.3	4%	$21.0	6%
Deposit Cash Account Balances	4.6	4.3	7%	3.9	18%
Total Insured Sweep Balances	26.8	25.5	5%	25.0	7%
Money Market Account Cash Balances	2.6	3.5	(26%)	3.3	(21%)
Purchased Money Market Funds	1.8	1.0	80%	—	—%
Total Money Market Balances	4.4	4.5	(2%)	3.3	33%
Total Client Cash Balances	$31.2	$30.1	4%	$28.2	11%
Client Cash Balances % of Total Assets	4.3%	4.3%	—%	4.1%	20bps

Client Cash Balance Average Fees
Insured Cash Account Average Fee - bps(21)	241	249	(8)	189	52
Deposit Cash Account Average Fee - bps(21)	217	226	(9)	198	19
Money Market Account Average Fee - bps(21)	68	74	(6)	75	(7)
Purchased Money Market Fund Average Fee - bps(21)	29	29	n/m	—	n/m
Total Client Cash Balance Average Fee - bps(21)	211	217	(6)	178	33

Net Buy (Sell) Activity(22)	$9.0	$9.7	n/m	$9.2	n/m

LPL Financial Holdings Inc.
Monthly Metrics(4)
(Dollars in billions, except where noted)
(Unaudited)

	September 2019	August 2019	Aug to Sep Change	July 2019	June 2019
Assets Served
Advisory Assets(9)	$338.0	$333.0	1.5%	$332.1	$327.3
Brokerage Assets(10)	381.3	378.7	0.7%	381.3	378.7
Total Brokerage and Advisory Assets	$719.3	$711.7	1.1%	$713.4	$706.0

Net New Assets (NNA)
Net New Advisory Assets(14)	$2.2	$4.0	n/m	$2.9	$2.4
Net New Brokerage Assets(15)	(0.4)	1.3	n/m	(0.2)	(0.5)
Total Net New Assets	$1.8	$5.3	n/m	$2.7	$1.9
Net Brokerage to Advisory Conversions(16)	$0.5	$0.5	n/m	$0.6	$0.4

Client Cash Balances
Insured Cash Account Balances	$22.2	$22.0	0.9%	$21.3	$21.3
Deposit Cash Account Balances	4.6	4.5	2.2%	4.2	4.3
Total Insured Sweep Balances	26.8	26.5	1.1%	25.5	25.5
Money Market Account Cash Balances	2.6	2.8	(7.1%)	3.0	3.5
Purchased Money Market Funds	1.8	1.7	5.9%	1.3	1.0
Total Money Market Balances	4.4	4.5	(2.2%)	4.3	4.5
Total Client Cash Balances	$31.2	$31.0	0.6%	$29.9	$30.1

Net Buy (Sell) Activity(22)	$2.9	$2.8	3.6%	$3.3	$2.8

Market Indices
S&P 500 Index (end of period)	2,977	2,926	1.7%	2,980	2,942
Fed Funds Effective Rate (average bps)	205	213	(8bps)	240	238

LPL Financial Holdings Inc.
Financial Measures(4)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2019	Q2 2019	% Change	Q3 2018	% Change
Commission Revenue by Product
Variable annuities	$202,131	$196,884	3%	$201,075	1%
Mutual funds	148,672	149,380	—%	155,579	(4%)
Alternative investments	5,467	5,273	4%	6,331	(14%)
Fixed annuities	41,541	50,992	(19%)	47,117	(12%)
Equities	20,149	19,700	2%	19,082	6%
Fixed income	30,917	30,821	—%	32,144	(4%)
Insurance	17,004	17,009	—%	16,155	5%
Group annuities	8,761	8,795	—%	9,064	(3%)
Other	351	281	25%	328	7%
Total commission revenue	$474,993	$479,135	(1%)	$486,875	(2%)

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$59,948	$58,158	3%	$57,491	4%
Mutual funds	36,358	38,095	(5%)	33,319	9%
Alternative investments	2,009	2,077	(3%)	1,822	10%
Fixed annuities	34,309	43,977	(22%)	40,040	(14%)
Equities	20,149	19,700	2%	19,082	6%
Fixed income	24,950	24,604	1%	25,757	(3%)
Insurance	15,289	15,449	(1%)	14,433	6%
Group annuities	979	1,190	(18%)	1,273	(23%)
Other	351	281	25%	328	7%
Total sales-based commissions	$194,342	$203,531	(5%)	$193,545	—%
Trailing commissions
Variable annuities	$142,183	$138,726	2%	$143,584	(1%)
Mutual funds	112,314	111,285	1%	122,260	(8%)
Alternative investments	3,458	3,196	8%	4,509	(23%)
Fixed annuities	7,232	7,015	3%	7,077	2%
Fixed income	5,967	6,217	(4%)	6,387	(7%)
Insurance	1,715	1,560	10%	1,722	—%
Group annuities	7,782	7,605	2%	7,791	—%
Total trailing commissions	$280,651	$275,604	2%	$293,330	(4%)
Total commission revenue	$474,993	$479,135	(1%)	$486,875	(2%)

LPL Financial Holdings Inc.
Financial Measures(4)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2019	Q2 2019	Change	Q3 2018	Change
Payout Rate
Base Payout Rate	83.05%	83.39%	(34bps)	83.12%	(7bps)
Production Based Bonuses	3.61%	3.15%	46bps	3.36%	25bps
Total Payout Ratio	86.66%	86.54%	12bps	86.48%	18bps

LPL Financial Holdings Inc.
Capital Management Measures(4)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2019		Q2 2019
Cash Available for Corporate Use(23)
Cash at Parent	$86,987		$240,865
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	117,355		42,496
Other Available Cash	22,601		12,889
Total Cash Available for Corporate Use	$226,943		$296,250

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,370,000		$2,373,750
Cash Available (up to $300 million)	226,943		296,250
Credit Agreement Net Debt	$2,143,057		$2,077,500
Credit Agreement EBITDA (trailing twelve months) (24)	$1,069,878		$1,042,984
Credit Agreement Net Leverage Ratio	2.00	x	1.99	x

	September 30, 2019
Total Debt	Balance		Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$—		LIBOR+125bps(b)		—%	9/21/2022
Senior Secured Term Loan B	1,470,000		LIBOR+225 bps(b)		4.30%	9/21/2024
Senior Unsecured Notes(c)	500,000		5.75% Fixed	5.750%	5.75%	9/15/2025
Senior Unsecured Notes(c)	400,000	(d)	5.75% Fixed	5.115%	5.75%	9/15/2025
Total / Weighted Average	$2,370,000				4.85%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(c)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(d)	Does not include unamortized premium of approximately $9.0 million as of September 30, 2019.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(4)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2019		Q2 2019		Change		Q3 2018		Change
Advisors
Advisors	16,349		16,161		1%		16,174		1%
Net New Advisors	188		(28)		n/m		125		n/m
Annualized commission and advisory fees per Advisor(25)	$243		$238		2%		$235		3%
Average Total Assets per Advisor ($ in millions)(26)	$44.0		$43.7		1%		$42.1		5%
Transition assistance loan amortization ($ in millions)(27)	$24.4		$22.6		8%		$19.2		27%
Total client accounts (in millions)	5.5		5.5		—%		5.4		2%

Employees - period end	4,353		4,364		—%		4,101		6%

Productivity Metrics
Advisory Revenue as a % of Corporate Advisory Assets (28)	1.02%		1.03%		(1	bps)	1.05%		(3	bps)
Gross Profit ROA (29)	31.4	bps	31.1	bps	0.3	bps	28.8	bps	2.6	bps
OPEX as a % of Brokerage and Advisory Assets (30)	18.7	bps	18.6	bps	0.1	bps	18.9	bps	(0.2	bps)
EBIT ROA (31)	12.8	bps	12.5	bps	0.3	bps	9.9	bps	2.9	bps
Production Retention Rate (YTD annualized) (32)	96.3%		96.2%		10	bps	96.1%		20	bps
Recurring Gross Profit Rate (33)	87.1%		86.5%		60	bps	85.0%		210	bps
EBITDA as a % of Gross Profit	46.1%		50.0%		(390	bps)	44.1%		200	bps

Capital Expenditure ($ in millions)	$40.7		$33.2		23%		$36.4		12%

Share Repurchases ($ in millions)	$130.3		$125.0		4%		$122.5		6%
Dividends ($ in millions)	20.5		20.8		(1%)		21.9		(6%)
Total Capital Allocated ($ in millions)	$150.8		$145.9		3%		$144.4		4%
Weighted-average Share Count, Diluted	83.8		85.4		(2%)		89.9		(7%)
Total Capital Allocated per Share(34)	$1.80		$1.71		5%		$1.61		12%

Endnote Disclosures

(1)
Consists of total client deposits into advisory and brokerage accounts less total client withdrawals from advisory and brokerage accounts. This does not include $2.9 billion of total brokerage and advisory assets attributable to Allen & Company.

(2)
Represents the estimated total brokerage and advisory assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.

(3)	Compliance with the Credit Agreement Net Leverage Ratio is only required under the revolving credit facility.

(4)
Certain information presented on pages 8-16 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(5)
Production based payout is an operating measure calculated as a commission and advisory expense less advisor deferred compensation expense. Below is a reconciliation of production based payout against the Company’s commission and advisory expense for the periods presented (in thousands):

	Q3 2019	Q2 2019	Q1 2019	Q3 2018
Production based payout	$857,384	$831,178	$777,889	$817,211
Advisor deferred compensation expense	(749)	6,844	21,809	4,739
Commission and advisory expense	$856,635	$838,022	$799,698	$821,950

(6)
Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(7)
Interest income and other, net is an operating measure calculated as interest income, net of interest expense plus other revenue, less advisor deferred compensation expense. Below is a reconciliation of interest income and other, net against the Company’s interest income, net of interest expense and other revenue for the periods presented (in thousands):

	Q3 2019	Q2 2019	Q1 2019	Q3 2018
Interest income, net of interest expense	$11,531	$11,690	$12,321	$10,512
Plus: Other revenue	1,276	10,737	25,218	7,687
Less: Advisor deferred compensation expense	749	(6,844)	(21,809)	(4,739)
Interest income and other, net	$13,556	$15,583	$15,730	$13,460

(8)
Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q3 2019	Q2 2019	Q1 2019	Q3 2018
Operating Expense Reconciliation (in thousands)
Core G&A	$215,198	$210,514	$212,520	$209,244
Regulatory charges	7,905	8,632	7,873	7,421
Promotional	61,715	41,423	51,349	52,628
Employee share-based compensation	7,414	7,306	7,967	6,332
Total G&A	292,232	267,875	279,709	275,625
Commissions and advisory	856,635	838,022	799,698	821,950
Depreciation & amortization	24,062	22,584	23,470	22,838
Amortization of intangible assets	16,286	16,249	16,168	15,676
Brokerage, clearing and exchange	16,380	15,994	16,144	15,844
Total operating expenses	$1,205,595	$1,160,724	$1,135,189	$1,151,933

(9)	Consists of total advisory assets under custody at LPL Financial, plus advisory assets serviced by Allen & Company advisors.

(10)	Consists of brokerage assets serviced by advisors licensed with LPL Financial or Allen & Company.

(11)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company.

(12)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(13)	Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(14)
Consists of total client deposits into advisory accounts including advisory assets serviced by Allen & Company advisors less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(15)
Consists of total client deposits into brokerage accounts including brokerage assets serviced by Allen & Company advisors less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively.

(16)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(17)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(18)	Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 11) less total client withdrawals from advisory accounts on its corporate advisory platform.

(19)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 12) less total client withdrawals from advisory accounts on its independent advisory platform.

(20)
Consists of total client deposits into centrally managed assets accounts (FN 13) less total client withdrawals from centrally managed assets accounts. The Company does not consider conversions from or to advisory accounts on LPL Financial’s advisory platforms as deposits or withdrawals, respectively.

(21)	Calculated by dividing revenue for the period by the average balance during the period.

(22)
Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received, or fees paid.

(23)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(24)
Credit Agreement EBITDA is a non-GAAP financial measure. Please see a description of Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below is a reconciliation of Credit Agreement EBITDA to net income for the periods presented:

	Q3 2019	Q2 2019
Credit Agreement EBITDA (trailing twelve months)
Net income	$553,502	$528,653
Non-operating interest expense	130,373	130,134
Provision for income taxes	185,777	179,999
Depreciation and amortization	92,013	90,789
Amortization of intangible assets	64,375	63,765
EBITDA	$1,026,040	$993,340
Credit Agreement Adjustments:
Employee share-based compensation expense	$27,732	$26,650
Advisor share-based compensation expense	2,889	3,342
Other	13,217	19,652
Credit Agreement EBITDA (trailing twelve months)	$1,069,878	$1,042,984

(25)	Calculated based on the average advisor count from the current period and prior period.

(26)	Calculated based on the end of period total brokerage and advisory assets divided by end of period advisor count.

(27)	Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.

(28)	Represents advisory revenue as a % of Corporate Advisory Assets for the trailing twelve month period.

(29)	Represents Gross Profit (FN 4) for the trailing twelve month period, divided by average month-end total brokerage and advisory assets for the trailing twelve month period.

(30)
Represents operating expenses for the trailing twelve month period, excluding production-related expense, divided by average month-end total brokerage and advisory assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes core G&A (FN 8), regulatory, promotional, employee share based compensation, depreciation & amortization, and amortization of intangible assets.

(31)	EBIT ROA is calculated as Gross Profit ROA less OPEX as a % of Total Brokerage and Advisory Assets.

(32)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(33)
Recurring Gross Profit Rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.

(34)	Capital Allocated per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(35)
EPS Prior to Amortization of Intangible Assets is a non-GAAP financial measure. Please see a description of EPS Prior to Amortization of Intangible Assets under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS Prior to Amortization of Intangible Assets to the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q3 2019
EPS	$1.57
Amortization of Intangible Assets	16,286
Tax Benefit	(4,560)
Amortization of Intangible Assets Net of Tax Benefit	$11,726
Diluted Share Count	83,844
EPS Impact	$0.14
EPS Prior to Amortization of Intangible Assets	$1.71